CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 002-89550 on Form N-4 of our report dated April 8, 2024, relating to the financial statements and financial highlights of the FutureFunds Series Account of Empower Annuity Insurance Company of America appearing in the Statement of Additional Information, which is part of such registration statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 17, 2024

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 002-89550 on Form N-4 of our report dated March 29, 2024, relating to the statutory-basis financial statements of Empower Annuity Insurance Company of America. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 17, 2024